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As filed with the Securities and Exchange Commission on December 23, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Abbott Laboratories
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)
Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois (Address of Principal Executive Offices)	60064-6400 (Zip Code)
ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM (Full Title of the Plan)

Jose M. de Lasa
Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

Telephone number, including area code, of agent for service:    (847) 937-5200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(a)	Proposed Maximum Aggregate Offering Price(a)	Amount of Registration Fee(a)

Common shares (without par value)	12,000,000	$41.43	$497,160,000	$45,739

(a)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of Registrant's Common Shares reported on the New York Stock Exchange on December 17, 2002.

Part II.    Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

        The contents of Abbott Laboratories Stock Retirement Program Registration Statement on Form S-8 (File no. 33-50452) are incorporated herein by reference.

Item 5.    Interests of Named Experts and Counsel

        Jose M. de Lasa, Esq., Senior Vice President, Secretary and General Counsel of the Registrant whose opinion is included herewith as Exhibit 5, beneficially owned as of December 18, 2002 approximately 150,427 Common Shares of the Registrant (this amount includes approximately 2,012 shares held for the benefit of Mr. de Lasa in the Abbott Laboratories Stock Retirement Trust pursuant to the Abbott Laboratories Stock Retirement Plan) and held options to acquire 614,979 Common Shares of which options to purchase 428,313 Common Shares are currently exercisable.

Item 8.    Exhibits

        Reference is made to the Exhibit Index which is incorporated herein by reference. Neither an opinion of counsel concerning the Program's compliance with the requirements of ERISA nor an Internal Revenue Service ("IRS") determination letter is furnished because the Registrant undertakes that it will submit, or has submitted, the Abbott Laboratories Stock Retirement Program and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Program.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 23, 2002.

ABBOTT LABORATORIES
By:
/s/ MILES D. WHITE Miles D. White, Chairman of the Board and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Miles D. White and Jose M. de Lasa, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MILES D. WHITE Miles D. White	Chairman of the Board, Chief Executive Officer, and Director	December 23, 2002
/s/ RICHARD A. GONZALEZ Richard A. Gonzalez	President, Chief Operating Officer, Medical Products Group, and Director	December 23, 2002
/s/ JEFFREY M. LEIDEN Jeffrey M. Leiden, M.D., Ph.D.	President, Chief Operating Officer, Pharmaceutical Products Group, and Director	December 23, 2002
/s/ THOMAS C. FREYMAN Thomas C. Freyman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	December 23, 2002
/s/ GREG W. LINDER Greg W. Linder	Vice President and Controller (Principal Accounting Officer)	December 23, 2002
/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director	December 23, 2002
/s/ H. LAURANCE FULLER H. Laurance Fuller	Director	December 23, 2002
/s/ JACK M. GREENBERG Jack M. Greenberg	Director	December 23, 2002

/s/ DAVID A. JONES David A. Jones	Director	December 23, 2002
/s/ DAVID A. L. OWEN David A. L. Owen	Director	December 23, 2002
/s/ BOONE POWELL, JR. Boone Powell, Jr.	Director	December 23, 2002
/s/ A. BARRY RAND A. Barry Rand	Director	December 23, 2002
/s/ W. ANN REYNOLDS W. Ann Reynolds	Director	December 23, 2002
/s/ ROY S. ROBERTS Roy S. Roberts	Director	December 23, 2002
/s/ WILLIAM D. SMITHBURG William D. Smithburg	Director	December 23, 2002
/s/ JOHN R. WALTER John R. Walter	Director	December 23, 2002

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 23rd day of December, 2002.

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM
By:
/s/ THOMAS M. WASCOE Thomas M. Wascoe, Plan Administrator

INDEX TO EXHIBITS

Exhibit No.	Description
4	Abbott Laboratories Stock Retirement Program.
5	Opinion of Jose M. de Lasa, as to the legality of the securities being issued.
23	Consent of counsel, Jose M. de Lasa, is included in his opinion.
24	Power of Attorney is included on the signature page.
99.1	Statement regarding consent of Arthur Andersen LLP.

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  Part II. Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 5. Interests of Named Experts and Counsel
  Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS